SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMG Funds III

AMG GW&K International Small Cap Fund

SHAREHOLDER SERVICES

SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR DECEMBER 8, 2020

Dear Shareholder,

We need your help as our records indicate that we have not received your vote for the upcoming Special Meeting of shareholders of the AMG GW&K International Small Cap Fund (formerly AMG Managers Cadence Emerging Companies Fund) (the “Fund”) to be held on December 8, 2020. We are asking you to vote on two proposals, which the Board of Trustees of AMG Funds III (the “Board”) and AMG Funds LLC (the “Investment Manager”), the Fund’s investment manager, believe are in the best interests of the Fund for the reasons described in the proxy statement. In an effort to avoid the Investment Manager incurring any further expenses in connection with the solicitation of proxies, please take a moment to submit your vote.

Your vote is important no matter how many shares you own. The Board recommends that you cast your vote “FOR” the proposals.

The details of the Special Meeting are described in the proxy statement that has been sent to all shareholders and can be found at https://vote.proxyonline.com/AMG/docs/GWK_InternationalSmallCap.pdf. If you have any questions regarding the proposals, please contact us at (800) 714-2193, Monday through Friday, from 9:00 a.m. to 11:00 p.m. Eastern time.

Please cast your vote using one of the methods below.

•

Vote by Phone. Call one of our proxy specialists toll-free at (800) 714-2193, Monday through Friday, from 9 a.m. to 11 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

•	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

•	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

•	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the above methods listed above to ensure that your vote is recorded by December 8, 2020.

REG NOBO

AMG Funds III

AMG GW&K International Small Cap Fund

SHAREHOLDER SERVICES

SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR DECEMBER 8, 2020

Dear Shareholder,

We need your help as our records indicate that we have not received your vote for the upcoming Special Meeting of shareholders of the AMG GW&K International Small Cap Fund (formerly AMG Managers Cadence Emerging Companies Fund) (the “Fund”) to be held on December 8, 2020. We are asking you to vote on two proposals, which the Board of Trustees of AMG Funds III (the “Board”) and AMG Funds LLC (the “Investment Manager”), the Fund’s investment manager, believe are in the best interests of the Fund for the reasons described in the proxy statement. In an effort to avoid the Investment Manager incurring any further expenses in connection with the solicitation of proxies, please take a moment to submit your vote.

Your vote is important no matter how many shares you own. The Board recommends that you cast your vote “FOR” the proposals.

The details of the Special Meeting are described in the proxy statement that has been sent to all shareholders and can be found at https://vote.proxyonline.com/AMG/docs/GWK_InternationalSmallCap.pdf. If you have any questions regarding the proposals, please contact us at (888) 887-1266, Monday through Friday, from 9:00 a.m. to 11:00 p.m. Eastern time.

Please cast your vote using one of the methods below.

•	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

•	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

•	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the above methods listed above to ensure that your vote is recorded by December 8, 2020.

OBO